                                   EXHIBIT 5.1

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                                    May 15, 2001

Intrusion.com, Inc.
1101 E. Arapaho Road
Richardson, Texas  75081

         Re: Intrusion.com, Inc. Registration Statement on Form S-8 for an aggregate of 850,000 Shares of Common Stock

Ladies and Gentlemen:

         We have acted as counsel to Intrusion.com, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 850,000 shares of the Company's common stock (the "Shares") authorized for issuance under the Company's 1995 Stock Option Plan (the "Plan").

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plan. Based on such review, we are of the opinion that if, as and when the shares are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements or direct stock issuances duly authorized under the Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

                                            Very truly yours,

                                            /s/ Brobeck Phleger & Harrison LLP

                                            BROBECK, PHLEGER & HARRISON LLP